Exhibit 99.1

Fundamental Global Inc. – Fiscal Year 2024

Second Quarter 2024 Results

Fundamental Global Inc. Reports Second Quarter 2024 Financial Results

Mooresville, NC – August 14, 2024 - Fundamental Global Inc. (Nasdaq: FGF, FGPP) (the “Company” or “Fundamental Global”), formerly known as FG Financial Group, Inc. (“FG Financial”), today announced results for the second quarter ended June 30, 2024. FG Financial and FG Group Holdings Inc. (“FG Group Holdings”) completed their merger (the “Merger”) on February 29, 2024, and the combined company was renamed Fundamental Global.

Kyle Cerminara, Chairman and CEO of Fundamental Global, commented, “We’re aggressively simplifying and enhancing our operations. We’ve executed a series of strategic moves this year that have resulted in over $4 million in annual cost savings, and we have plans for additional savings coming over the next few quarters.”

“We’ve also announced the combination of Strong/MDI Screen Systems with FG Acquisition Corp., which will create Saltire Holdings, Ltd., a new Canadian publicly traded private equity platform. Additionally, merging Strong Global Entertainment into Fundamental Global will remove redundant costs and streamline our structure. We expect these transactions to close by the end of the third quarter, driving efficiency and focusing on high-growth opportunities.”

Second Quarter Financial Highlights

Note: The financial results for the second quarter and first six months of 2024 reflect the Company’s performance following the Merger, which was treated as a reverse merger. Consequently, the financial results before the merger include only the operations of FG Group Holdings, while results after February 29, 2024, reflect the combined operations of Fundamental Global. Additionally, due to a pending transaction, the current and historical results of Strong/MDI have been reclassified as discontinued operations and are not covered in the discussion below.

As of June 30, 2024, Fundamental Global’s key balance sheet items included:

●	Total assets of $98.4 million, an increase of $36.3 million from December 31, 2023. Assets included equity holdings of $43.6 million, which included directly or indirectly held positions in OppFi Inc., iCoreConnect Inc., FG Acquisition Corp., FG Communities, Inc., Craveworthy LLC, and other holdings, as well as the consolidated assets of Strong Global Entertainment. Of the $43.6 million of equity holdings as of June 30, 2024, approximately $22.5 million were owned by our Cayman Islands-based reinsurance subsidiary, FGRe, where we use such investment and equity holdings to support the capital structure of our reinsurance business.

●	Total stockholders’ equity of $60.4 million, an increase of $23.4 million from December 31, 2023, reflecting the increased scale on a combined basis following the Merger.

●	Short- and long-term debt totaled $3.1 million, a decrease of $4.7 million from December 31, 2023.

Strong Global Entertainment

Revenue increased 18.7% to $8.1 million for the second quarter with increased sales of digital equipment and increased demand for services. The increase in demand from cinema customers was due to a combination of increased sales efforts, expanded market share, laser projection upgrades and the acquisition of Innovative Cinema Solutions (“ICS”) contributing favorably to overall revenue growth.

Gross profit increased $0.6 million to $1.5 million or 18.8% of revenues in the second quarter. The increase in gross profit resulted primarily from increased demand for installation and maintenance services, and contributions from the ICS acquisition.

Fundamental Global Inc. – Fiscal Year 2024 Second Quarter 2024 Results	Page 2 of 5

Loss from operations improved to $0.7 million in the second quarter of 2024 compared to $1.6 million during the second quarter of 2023. Administrative expenses were higher in the second quarter for 2023 largely due to one-time costs incurred upon the completion of the IPO in May 2023, which did not repeat in the current period. However, we incurred higher general and administrative expenses in connection with operating as an independent public company following the separation in May 2023, which partially offset increases in gross profit.

Reinsurance

The reinsurance business generated $3.7 million of premium revenue during the second quarter of 2024. Reinsurance operating expenses totaled $3.2 million during the second quarter of 2024, which primarily included $2.1 million of claims and reserve adjustment expenses and $0.9 million of deferred policy acquisition cost amortization.

Asset Management

Investment losses from asset management were $4.0 million in the second quarter of 2024, primarily due to unrealized mark-to-market losses recognized on equity securities.

Fundamental Global Inc.

Fundamental Global Inc. (Nasdaq: FGF, FGFPP) and its subsidiaries engage in diverse business activities including reinsurance, asset management, merchant banking, manufacturing and managed services.

The FG® logo and Fundamental Global® are registered trademarks of Fundamental Global LLC.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “budget,” “can,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “evaluate,” “forecast,” “goal,” “guidance,” “indicate,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “possibly,” “potential,” “predict,” “probable,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” “view,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or other variations thereon or comparable terminology. In particular, discussions and statements regarding the Company’s future business plans and initiatives are forward-looking in nature. We have based these forward-looking statements on our current expectations, assumptions, estimates, and projections. While we believe these to be reasonable, such forward-looking statements are only predictions and involve a number of risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements, and may impact our ability to implement and execute on our future business plans and initiatives. Management cautions that the forward-looking statements in this release are not guarantees of future performance, and we cannot assume that such statements will be realized or the forward-looking events and circumstances will occur. Factors that might cause such a difference include, without limitation: risks associated with our inability to identify and realize business opportunities, and the undertaking of any new such opportunities; our lack of operating history or established reputation in the reinsurance industry; our inability to obtain or maintain the necessary approvals to operate reinsurance subsidiaries; risks associated with operating in the reinsurance industry, including inadequately priced insured risks, credit risk associated with brokers we may do business with, and inadequate retrocessional coverage; our inability to execute on our investment holdings and asset management strategy, including our strategy to invest in the risk capital of special purpose acquisition companies (SPACs); our ability to maintain and expand our revenue streams to compensate for the lower demand for our digital cinema products and installation services; potential interruptions of supplier relationships or higher prices charged by suppliers in connection with our Strong Global Entertainment business; our ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; our ability to maintain Strong Global Entertainment’s brand and reputation and retain or replace its significant customers; challenges associated with Strong Global Entertainment’s long sales cycles; the impact of a challenging global economic environment or a downturn in the markets; the effects of economic, public health, and political conditions that impact business and consumer confidence and spending, including rising interest rates, periods of heightened inflation and market instability; potential loss of value of investment holdings; risk of becoming an investment company; fluctuations in our short-term results as we implement our new business strategy; risks of being unable to attract and retain qualified management and personnel to implement and execute on our business and growth strategy; failure of our information technology systems, data breaches and cyber-attacks; our ability to establish and maintain an effective system of internal controls; our limited operating history as a public company; the requirements of being a public company and losing our status as a smaller reporting company or becoming an accelerated filer; any potential conflicts of interest between us and our controlling stockholders and different interests of controlling stockholders; potential conflicts of interest between us and our directors and executive officers; risks associated with our related party transactions and investment holdings; and risks associated with our investments in SPACs, including the failure of any such SPAC to complete its initial business combination. Our expectations and future plans and initiatives may not be realized. If one of these risks or uncertainties materializes, or if our underlying assumptions prove incorrect, actual results may vary materially from those expected, estimated or projected. You are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements are made only as of the date hereof and do not necessarily reflect our outlook at any other point in time. We do not undertake and specifically decline any obligation to update any such statements or to publicly announce the results of any revisions to any such statements to reflect new information, future events or developments.

Investor Contact:

investors@fundamentalglobal.com

Fundamental Global Inc. – Fiscal Year 2024 Second Quarter 2024 Results	Page 3 of 5

FUNDAMENTAL GLOBAL INC.

Condensed Consolidated Balance Sheets

($ in thousands)

	June 30, 2024
	(unaudited)	December 31, 2023
ASSETS
Cash and cash equivalents	$5,850	$5,995
Accounts receivable, net	4,243	3,529
Inventories, net	2,548	1,482
Equity securities, at fair value	5,063	10,552
Investments	38,491	17,469
Property, plant and equipment, net	3,118	11,115
Operating lease right-of-use assets	295	371
Finance lease right-of-use assets	1,071	1,258
Deferred policy acquisition costs	1,637	-
Reinsurance balances receivable, net	18,139	-
Funds deposited with reinsured companies	8,055	-
Assets of discontinued operations	8,396	9,886
Other assets	1,498	486
Total assets	$98,404	$62,143

LIABILITIES
Accounts payable and accrued expenses	$6,832	$4,834
Deferred revenue and customer deposits	1,157	867
Loss and loss adjustment expense reserves	9,742	-
Unearned premium reserves	7,781	-
Operating lease liabilities	338	421
Finance lease liabilities	1,100	1,283
Short-term debt	2,614	2,294
Long-term debt, net of debt issuance costs	437	5,461
Deferred income taxes	2,735	3,075
Liabilities of discontinued operations	5,142	6,799
Other liabilities	90	102
Total liabilities	37,968	25,136

SHAREHOLDERS’ EQUITY
Series A Preferred Shares	22,365	-
Common stock	29	225
Additional paid-in capital	50,004	55,856
(Accumulated deficit) retained earnings	(8,390)	2,336
Treasury stock	-	(18,586)
Accumulated other comprehensive loss	(5,268)	(4,682)
Total Fundamental Global stockholders’ equity	58,740	35,149
Equity attributable to non-controlling interest	1,696	1,858
Total stockholders’ equity	60,436	37,007
Total liabilities and stockholders’ equity	$98,404	$62,143

Fundamental Global Inc. – Fiscal Year 2024 Second Quarter 2024 Results	Page 4 of 5

FUNDAMENTAL GLOBAL INC.

Condensed Consolidated Statements of Operations

($ in thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue:
Net premiums earned	$3,697	$-	$4,472	$-
Net investment loss	(4,011)	(3,690)	(7,411)	(7,232)
Net product sales	4,782	3,794	9,417	7,564
Net services revenue	3,406	3,232	6,651	6,137
Total revenue	7,874	3,336	13,129	6,469

Expenses:
Net losses and loss adjustment expenses	2,094	-	2,460	-
Amortization of deferred policy acquisition costs	872	-	1,156	-
Costs of products	3,973	3,542	7,874	6,875
Costs of services	2,514	2,285	4,880	4,451
Selling expense	370	161	658	398
General and administrative expenses	4,104	3,559	7,493	5,693
(Gain) loss on impairment and disposal of assets	-	(5)	1,475	(5)
Total expenses	13,927	9,542	25,996	17,412
Loss from operations	(6,053)	(6,206)	(12,867)	(10,943)
Other income (expense):
Interest expense, net	(91)	(93)	(233)	(162)
Foreign currency transaction loss	(5)	-	(6)	(2)
Bargain purchase on acquisition and other income, net	-	1	1,858	24
Total other (expense) income, net	(96)	(92)	1,619	(140)
Loss from continuing operations before income taxes	(6,149)	(6,298)	(11,248)	(11,083)
Income tax (expense) benefit	74	14	91	7
Net loss from continuing operations	(6,075)	(6,284)	(11,157)	(11,076)
Net income from discontinued operations	150	893	785	1,694
Net loss	(5,925)	(5,391)	(10,372)	(9,382)
Net loss attributable to non-controlling interest	(143)	(118)	(160)	(118)
Dividends declared on Series A Preferred Shares	(447)	-	(516)	-
Loss attributable to common shareholders	$(6,229)	$(5,273)	$(10,728)	$(9,264)

Basic and diluted net (loss) income per common share:
Continuing operations	$(0.22)	$(0.63)	$(0.51)	$(1.15)
Discontinued operations	-	0.09	0.04	0.18
Total	$(0.22)	$(0.54)	$(0.47)	$(0.97)

Weighted average common shares outstanding:
Basic and diluted	28,518	9,705	22,651	9,564

Fundamental Global Inc. – Fiscal Year 2024 Second Quarter 2024 Results	Page 5 of 5

FUNDAMENTAL GLOBAL INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss from continuing operations	$(11,157)	$(11,076)
Adjustments to reconcile net loss to net cash used by operating activities:
Net unrealized holding loss on equity investments	6,377	4,538
Loss from equity method investments	1,806	2,694
Gain on acquisition of ICS assets	-	-
Net realized (gain) loss on sale of equity investments	(118)	-
Provision for (recovery of) doubtful accounts	30	(26)
Benefit from (provision for) obsolete inventory	(38)	30
Provision for warranty	3	6
Depreciation and amortization	454	344
Amortization and accretion of operating leases	168	59
Impairment of property and equipment	1,405	-
Gain on merger of FGF and FGF	(1,831)	-
Deferred income taxes	(16)	(57)
Stock compensation expense	725	1,037
Changes in operating assets and liabilities:
Reinsurance balances receivable	967	-
Deferred policy acquisition costs	127	-
Other assets	634	287
Loss and loss adjustment expense reserves	707	-
Unearned premium reserves	(2,964)	-
Accounts receivable	(386)	(57)
Inventories	(1,027)	395
Current income taxes	(458)	(16)
Accounts payable and accrued expenses	1,251	2,210
Deferred revenue and customer deposits	286	(584)
Operating lease obligations	(123)	(65)
Net cash used by operating activities from continuing operations	(3,178)	(281)
Net cash used by operating activities from discontinued operations	(572)	(2,305)
Net cash used by operating activities	(3,750)	(2,586)

Cash flows from investing activities:
Capital expenditures	(20)	(121)
Proceeds from sales of equity securities	1,154	198
Proceeds from sales of property and equipment	1,289	-
Cash acquired in Merger of FGF and FGH	1,903	-
Net cash provided by investing activities from continuing operations	4,326	77
Net cash used in investing activities from discontinued operations	(59)	(283)
Net cash provided by (used in) investing activities	4,267	(206)

Cash flows from financing activities:
Payment of dividends on preferred shares	(894)	-
Principal payments on short-term debt	(97)	(132)
Payment payments on long-term debt	(185)	(101)
Proceeds from Strong Global Entertainment initial public offering	-	2,411
Payments of withholding taxes for net share settlement of equity awards	-	(104)
Payments on finance lease obligations	(120)	(66)
Net cash (used in) provided by financing activities from continuing operations	(1,296)	2,008
Net cash provided by financing activities from discontinued operations	477	1,930
Net cash (used in) provided by financing activities	(819)	3,938

Effect of exchange rate changes on cash and cash equivalents from continuing operations	3	(3)
Effect of exchange rate changes on cash and cash equivalents from discontinued operations	(11)	34
Net (decrease) increase in cash and cash equivalents from continuing operations	(145)	1,801
Net decrease in cash and cash equivalents from discontinued operations	(165)	(624)
Net (decrease) increase in cash and cash equivalents	(310)	1,177

Cash and cash equivalents from continuing operations at beginning of period	5,995	3,063
Cash and cash equivalents from continuing operations at end of period	$5,850	$4,864